Exhibit 99.1

PodcastOne (NASDAQ: PODC) Reports Record Q4 Fiscal 2025 Financial Results

●	Fiscal 2025 Revenue: $52.1 Million (Record)

●	Q4 Fiscal 2025 Revenue: $14.1 Million, up 20% QoQ, Adjusted EBITDA*: $0.9 Million (Record)

●	Raises Fiscal 2026 Guidance: Revenue: $55-60 Million, Adjusted EBITDA*: $3-5 Million

LOS ANGELES, CA, June 18, 2025 -- PodcastOne (Nasdaq: PODC), a leading publisher and podcast sales network, announced today its operating results for the fourth fiscal quarter (“Q4 Fiscal 2025”) and fiscal year ended March 31, 2025 (“Fiscal 2025”).

Key Highlights:

●	Surpassed company’s guidance projection by $1M finishing the year at record revenue of $52.1M

●	Amazon’s ART19 partnership achieves 105 million impressions

●	Expanded Fortune 250 streaming partnership

●	Added 24 new podcasts (200+ total on PodcastOne’s network)

●	Achieved 6th consecutive month in Podtrac’s Top 10 Publishers (currently #9)

●	Company will host an earnings conference call and webcast on June 26th, 2025

Management Commentary

“PodcastOne continues to be a podcast industry giant and our top 10 network ranking is reflective of the dedication and passion of our C-suite, the innovative approach of our employees in all aspects of our business from technology and marketing to ad sales and development and the authenticity and appeal of our dynamic and award-winning talent,” said Kit Gray, President and Co-Founder of PodcastOne.

Mr. Gray continued, “Our hosts continue to be headline makers and drivers of news cycles including native Angeleno Adam Carolla, whose outspoken criticism of the handling of the devastating southern California wildfires gave real time context and perspective to audiences through his daily podcast. Our commitment to growing our existing relationships was evidenced in our expansion of Kail Lowry’s KILLR Network of programming with the launch of Cate and Ty Break It Down. Lowry’s slate of programming with PodcastOne now includes five shows across multiple genres and garnered a third consecutive Webby Award nomination and win for the network.

PodcastOne has been able to uniquely leverage our infrastructure and acumen to support podcast tours such as LadyGang’s LadyWorld, an upcoming first of its kind podcast and pop culture festival, and Jackie Schimmel’s Dim The Lights tour. In the coming months we will continue to develop new channels of monetization and innovative methods to increase audience growth to the benefit of our productions, our advertising partners and our shareholders.”

Q4 Fiscal 2025 vs Q4 Fiscal 2024 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended		Year Ended
	March 31		March 31
	2025	2024	2025	2024

Revenue	$14,097	$11,707	$52,119	$43,302
Operating loss	$(1,542)	$(1,178)	$(6,148)	$(5,011)
Total other income (expense)	$-	$184	$-	$(9,666)
Net loss	$(1,554)	$(1,049)	$(6,172)	$(14,732)
Adjusted EBITDA*	$888	$258	$(501)	$501
Net loss per share basic and diluted	$(0.06)	$(0.05)	$(0.26)	$(0.68)

Fiscal 2026 Guidance

PodcastOne raises guidance for its fiscal year ending March 31, 2026 for revenues to increase to at least a record of $55-60 million drive expected record Adjusted EBITDA* of $3.0-5.0 million.

Earnings Conference Call and Webcast:

Earnings conference call and webcast will be held on Thursday, June 26th 2025. PodcastOne will separately announce the time of such conference call and webcast and how investors and interested parties can participate.

The select anticipated financial results discussed in this press release are based on management’s preliminary analysis of financial results for Fiscal 2025. As of the date of this press release, PodcastOne has not completed its financial statement reporting process for Fiscal 2025, and PodcastOne’s independent registered accounting firm has not completed its audit procedures on the financial results discussed in this press release. During the course of PodcastOne’s fiscal year-end closing procedures and review process, PodcastOne may identify items that would require it to make adjustments, which may be material, to the information presented above. The estimated unaudited ’ financial results contained in this press release are based only on currently available information as of the date hereof. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to such financial results, and are not guarantees of future performance and may differ from actual results.

About PodcastOne, Inc.

PodcastOne (NASDAQ: PODC) is a leading podcast platform that provides creators and advertisers with a comprehensive 360-degree solution in sales, marketing, public relations, production, and distribution. PodcastOne has surpassed 3.9 billion total downloads with a community of 200 top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E’s Cold Case Files, and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion monthly impressions across all channels, including YouTube, Spotify, Apple Podcasts, and iHeartRadio. PodcastOne is also the parent company of PodcastOne Pro which offers fully customizable production packages for brands, professionals, or hobbyists. For more information, visit www.podcastone.com and follow us on Facebook, Instagram, YouTube, and X at @podcastone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, merger, distribution or other transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or PodcastOne’s and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of PodcastOne, LiveOne and/or LiveOne’s other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, PodcastOne’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2024, filed with the SEC on February 14, 2025, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Use of Non-GAAP Financial Measures*

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full fiscal year 2026 and fiscal year 2025 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

PodcastOne Press Contact:

(310) 246-4600

Susan@Guttmanpr.com

Financial Information

The tables below present financial results for the three months and fiscal year ended March 31, 2025 and 2024.

PodcastOne, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024

Revenue:	$14,097	$11,707	$52,119	$43,302

Operating expenses:
Cost of sales	12,560	10,660	47,394	37,326
Sales and marketing	861	1,125	3,479	4,558
Product development	12	15	52	85
General and administrative	1,947	712	6,077	5,448
Impairment of intangible assets	-	-	176	-
Amortization of intangible assets	259	373	1,089	896
Total operating expenses	15,639	12,885	58,267	48,313
Loss from operations	(1,542)	(1,178)	(6,148)	(5,011)

Other income (expense):
Interest expense, net	-	-	-	(2,247)
Change in fair value of derivatives	-	-	-	(7,603)
Other income (expense)	-	184	-	184
Total other expense, net	-	184	-	(9,666)

Loss before provision (benefit) for income taxes	(1,542)	(994)	(6,148)	(14,677)

Provision (benefit) for income taxes	12	55	24	55
Net loss	$(1,554)	$(1,049)	$(6,172)	$(14,732)

Net loss per share – basic and diluted	$(0.06)	$(0.05)	$(0.26)	$(0.68)
Weighted average common shares – basic and diluted	25,110,498	23,125,368	24,133,630	21,767,810

PodcastOne, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31,	March 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$1,079	$1,445
Accounts receivable, net	6,246	6,023
Prepaid expense and other current assets	230	1,105
Total Current Assets	7,555	8,573
Property and equipment, net	216	309
Goodwill	12,041	12,041
Intangible assets, net	1,186	3,145
Related party receivable	354	57
Total Assets	$21,352	$24,125

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$5,538	$7,383
Related party payable	514	315
Total Current Liabilities	6,052	7,698
Other long term liabilities	-	86
Total Liabilities	6,052	7,784

Commitments and Contingencies

Stockholders’ Equity
Common stock, $0.00001 par value; 100,000,000 shares authorized as of March 31, 2025 and March 31, 2024, respectively; 26,016,107 and 23,608,049 shares issued and outstanding as of March 31, 2025 and March 31, 2024, respectively	-	-
Additional paid in capital	51,083	45,952
Accumulated deficit	(35,783)	(29,611)
Total stockholders’ equity	15,300	16,341
Total Liabilities and Stockholders’ Equity	$21,352	$24,125

PodcastOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Adjusted EBITDA* Reconciliation (Unaudited)

(In thousands)

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs	Expense	for Taxes	EBITDA
Three Months Ended March 31, 2025
Total	$(1,554)	$313	$2,114	$3	$-	$12	$888

Three Months Ended March 31, 2024
Total	$(1,049)	$438	$921	$77	$(184)	$55	$258

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs	Expense	for Taxes	EBITDA
Year Ended March 31, 2025
Total	$(6,172)	$1,514	$4,086	$47	$-	$24	$(501)

Year Ended March 31, 2024
Total	$(14,732)	$1,148	$3,483	$881	$9,666	$55	$501

(1)	Other Non-Operating and Non-Recurring Costs include outside legal, accounting and other professional fees directly attributable to acquisition activity in the period, in addition to certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments.

(2)	Other (income) expense above primarily includes interest expense, net and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

PodcastOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)

(In thousands)

	Three Months Ended
	March 31
	2025	2024

Revenue:	$14,097	$11,707
Less:
Cost of sales	(12,560)	(10,660)
Amortization of developed technology	(49)	(58)
Gross Profit	1,488	989

Add back amortization of developed technology:	49	58
Contribution Margin*	$1,537	$1,047

	Year Ended
	March 31
	2025	2024

Revenue:	$52,119	$43,302
Less:
Cost of sales	(47,394)	(37,326)
Amortization of developed technology	(227)	(228)
Gross Profit	4,498	5,748

Add back amortization of developed technology:	227	228
Contribution Margin*	$4,725	$5,976

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.